EXHIBIT 10.51

                         LICENSE AND SERVICES AGREEMENT

     This agreement (the "Agreement") is made and entered into between Educational Video Conferencing, Inc., ("EVCINC"), 35 East Grassy Sprain Road, Suite 200, Yonkers, New York, 10710, and Learningforce, Inc. ("Learningforce"), 4455 Connecticut Avenue, NW, Washington, D.C. 20008, (collectively the "Parties")

     WHEREAS, EVCINC is in the business of marketing educational courses to adult learners and, therefore, requires an educational-oriented tracking and data management system; and,

     WHEREAS, Learningforce has, over the course of a decade, already developed and refined an extensive educational data management system; and

     WHEREAS, EVCINC has the need to assist potential customers in choosing among its course and/or degree offerings; and

     WHEREAS,  Learningforce  has  developed  a  proprietary,   computer-driven,
academic advising and admissions process for adult learners which integrates seamlessly with its data management system;

     NOW, THEREFORE, the Parties do hereby agree as follows:

I.   LICENSE

     A. Use of Software. This Agreement shall provide to EVCINC an exclusive limited license ("License") to utilize any and all educational data management and college advising-related software developed by Learningforce, including any and all software code developed for use on the world-wide Internet web (the "Software"). Learningforce will insure the compatibility and transfer of data between EVCINC corporate offices and any other outsourced support operation at the request of EVCINC. Exclusive limited license shall be defined as Learningforce granting the rights to EVCINC to use its software to support EVCINC's enrollment and academic advising systems or for any other reason related to enrolling students in EVCINC's educational courses. Further, Exclusive Limited License shall mean that Learningforce may not license or use the software for any company or entity in direct competition with EVCINC according to EVCINC's definition of "Direct Competitor" without EVCINC's written permission.

     B. Future Improvements. The License shall include any enhancements, improvements, or additional capabilities developed by Learningforce at any time, for any reason, and for any client, throughout the effective period of this Agreement, except in such cases as Learningforce is contractually obligated to restrict usage of software developed exclusively for the use of a single client.

     C. No License to Competitive Parties. Except for Learningforce's unrestricted use of the Software for its own data management and marketing purposes and to provide services to Learningforce clients, Learningforce will not provide a license for the Software to any third party which shall enhance such party's capability to compete with EVCINC without the written consent

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of EVCINC. While this Agreement is in effect,  Learningforce shall not engage in any activity considered in direct competition with EVCINC according to EVCINC's definition of "Direct Competition," without the express written consent of EVCINC. For the purposes of this agreement, "Direct Competition" shall be defined as selling educational programs of any kind, through any electronic distance learning delivery method using Learningforce enrollment and advising service or any other method of placing students with educational providers as to create direct competition to EVCINC.

II.  Learningforce Services To EVCINC

     Learningforce shall provide the services listed below (the "Services") to EVCINC. Learningforce shall commit to meet the timelines desired by EVCINC for the development of EVCINC-specific software and for Learningforce's role in the development of an EVCINC enrollment website.

     A.   Software Customization

          1. Learningforce will customize the Software. The Software shall include, but not be limited to, the screens and scripts required to create prospect\customer records, capture information as required by EVCINC, create all documents to assist academic advisors located at Learningforce and other offices in a professional process focused on enrolling students in EVCINC classes and all related computer driven systems required by EVCINC in the enrollment process. Learningforce will have the Software fully functional (subject to normal operational adjustments), ready for beta testing and capable of handling a minimum of 20 complete degree programs, as prioritized by EVCINC, to meet EVCINC's enrollment and academic advisement requirements by the end of the sixth week following the signing of this Agreement, at which time the system will be fully operational (subject to normal operational adjustments). At such time, a two week beta testing period ("Initial Beta Period") will occur, during which time software corrections will be made as identified. Learningforce will continue to meet the specific needs of EVCINC by adding EVCINC programs into the functioning system on a continuing basis beyond the Initial Beta Period. Failure to meet the above time schedule will be a material breach of this agreement by Learningforce. Any delay caused by EVCINC for approvals or any other reason beyond the control of Learningforce will adjust the time lines accordingly. (note: at the beginning of the


Initial Beta Period website visitors will, at a minimum, be able to see and choose from the entire list of available EVCINC degree programs; however only the prioritized programs as designated by EVCINC will be required to have advising-level detail.) Learningforce will provide the following services throughout the entire process:

                    a. Analysis of EVCINC current system and long-term needs;

                    b. Strategic data management planning;

                    c. Initial and as needed on-going programming to tailor the Software to EVCINC offerings, corporate and consumer client bases and data management structures

                    d. Development of an interface for seamless electronic data exchange between Learningforce and EVCINC.

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                    e. Use of the software as part of the EVCINC interactive Web
Site

     B. Customized Academic Advising Learningforce will provide customized academic advising to potential customers of EVCINC, providing the following services:

          1.  Advisement  of  in-bound   callers   regarding  the  academic
credibility and suitability of EVCINC offerings so as to maximize EVCINC revenue;

          2. Out-bound follow-up calls to non-responding leads to determine their continued interest in EVCINC programs and convert them to customers.

          3. Enrollment by Learningforce advisors of customers interested in EVCINC programs.

     C.   Additional Academic Advising

          1. It is further anticipated that some potential EVCINC customers may have little or no prior college experience, and/or considerable doubt about their secondary-level skills. In such instances, and where appropriate, Learningforce shall encourage potential customers to enroll in EVCINC video-assisted, at-home remedial courses available through Learningforce or through EVCINC providers through various delivery and program design methods, in order to increase their opportunity for success in EVCINC college level courses. Learningforce shall make best efforts to secure the rights from the appropriate copyright holders of the programs currently distributed by Learningforce, to be offered to and used by EVC students. EVC shall set the market price of these courses. Learningforce will be paid 70% of the current Learningforce published price regardless of the price EVCINC charges its students for these courses. EVCINC would be free to charge a surcharge, for whatever amount it considers appropriate, at its discretion, to students taking the Learningforce remedial courses. If courses are offered through other EVCINC providers Learningforce will not be entitled to any compensation for this service beyond the compensation described as part of the "Service" in this agreement.

     D.   Personalized Learner Educational Website

          1. Learningforce will create a customized online capability for EVCINC students to track their progress toward degrees, certificates and/or other educational credentials available through EVCINC delivery mechanisms. The website will be functional, ready for beta testing and capable of handling a minimum of 20 complete degree programs, as prioritized by EVCINC, to meet EVCINC's enrollment and academic advisement requirements by the end of the sixth week following the signing of this Agreement, at which time the system will be fully operational (subject to normal operational adjustments). At such time, a two week beta testing period ("Initial Beta Period") will occur, during which time software corrections will be made as identified. Learningforce will continue to meet the specific needs of EVCINC by adding EVCINC programs into the functioning system on a continuing basis beyond the Initial Beta Period. Failure to meet the above time schedule is a material breech of this agreement by Learningforce Any delay caused by EVCINC for approvals or any other reason beyond the control of Learningforce will adjust the time lines accordingly. (note: at the beginning of the

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Initial Beta Period  website  visitors  will,  at a minimum,  be able to see and choose from the entire list of available EVCINC degree programs; however only the prioritized programs as designated by EVCINC will be required to have advising-level detail which will continue to grow during the ongoing Beta period as stated above). The features of this capability will include, but not be limited to:

                    a. The ability to view, on a course-by-course basis, the precise courses remaining to be completed to earn the desired credential;

                    b. The ability to enroll in additional EVCINC courses via the website;

                    c. The ability to network with other EVCINC students around the nation via a student bulletin board;

                    d. If provided information by EVCINC, the ability to access information about their corporate tuition reimbursement policy.

III. TERM

     The term of the Agreement (the "Term") shall be for a period of five (5) years from the date of signature of the Agreement, subject to an earlier termination under Section VI below.

IV.  Financial Provisions

     A. License Fees A license fee of $250,000 ("License Fee") shall be earned over the Term of the Agreement. In consideration for the License provisions described in Paragraphs IA-B, such fee will be calculated at a rate of $50,000 per annum. Payment of the license fee will be $150,000 upon signing of this Agreement, $50,000 three weeks after the signing of the Agreement and $50,000 upon the timely delivery of functional Software for the Initial Beta Period. In the event that the closing of the acquisition of 51% of Learningforce by EVCINC occurs prior to any of the payments set forth above, then all payments not yet made shall be made upon closing of such acquisition. A working copy of the software and all upgrades, will be immediately held in escrow as security for the advanced payment of the License, and shall be updated every quarter to include specific software code written for EVCINC under this Agreement. In the event that Learningforce commits a material breach of this Agreement, then any software code specifically written for EVCINC by Learningforce for the purpose of performing under this Agreement shall become the property of EVCINC.

     B.   Compensation for Learningforce Services

          1. Cost Reimbursement. EVCINC shall reimburse Learningforce for costs, not to exceed a monthly fee of $59,000 which does not include the profit percentage described below, without the express written consent of EVCINC. Learningforce is required to provide the Services according to the following terms and mechanisms:

               a. Learningforce shall submit to EVCINC purchase orders for all start-up equipment expenses as approved by EVCINC official representatives. EVCINC will

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


order and pay for all computer equipment and furniture directly. Computer equipment and furniture purchased under this agreement shall be inventoried and remain the property of EVCINC. In the event of termination, EVCINC shall have the right to remove the equipment and furniture and any other items specifically purchased by EVCINC and placed in the Learningforce office for the express purpose of supporting Learningforce in its execution and delivery of services to EVCINC under this agreement.

               b. EVCINC shall pay all direct costs for services by submitting invoices to EVCINC representatives. Checks or electronic transfers will be issued on the 15th and last day of each month, except for payroll costs for EVCINC-approved personnel, for which a mechanism shall be developed to ensure that Learningforce receives such funds prior to the bimonthly payroll periods for which such personnel costs must be paid.

                    1) Prior to incurring an obligation for a cost required for the performance of the Services, Learningforce shall obtain the written approval of EVCINC to make such an expenditure unless the expenditure is clearly identified as part of the official budget. Any of the following line item categories, subject to budget approval by EVCINC, shall be considered legitimate direct costs (not general or administrative costs) expenditures required for the performance of the Services:

                         i) Fulfillment, advising and project management personnel and personnel-related costs (agency fees, ad placements, payroll taxes, approved benefits, etc.)

                         ii)  Training  costs   (detailed  time  charges  to  be
                              provided)

                         iii) Programming  for  database  and  website  software
                              customization   (detailed   time   charges  to  be
                              provided)

                         iv)  Telephone line and time charges

                          v) New telephone, computer equipment and required over-the-counter software expenditures

                         vi)  New furniture expenditures

                         vii) Rent (pro rata)

                         viii) Postage

                         ix) Consulting, legal and accounting fees for reports and services at EVCINC's request (not to include legal and accounting fees expended by Learningforce for the purpose of executing this Agreement)

                         x)   Travel, as approved by EVCINC.

               2. Documenting Costs. Learningforce shall document the actual costs, without mark-up, incurred by Learningforce (the "Costs") for line items approved by EVCINC. Documented costs within the approved budgets shall be paid directly to the vendor or to Learningforce as appropriate.

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



               3. Margin Fee On the 15th day of each month, a sum equal to 30% of the Costs (excluding Costs for capital expenditures) documented and expended from the budget during the prior calendar month ("Margin Fee") shall be paid to Learningforce if the proposed acquisition of 51% of Learningforce stock is consummated. In the event that the acquisition of Learningforce by EVCINC does not happen, the margin fee will be 20% of the Costs (excluding Costs for capital expenditures) documented and expended from the budget during the prior calendar month.

               4. Minimum Expenditure EVC guarantees to spend a minimum of $700,000 in Costs (excluding Costs for capital expenditures) in the first twelve
(12) months from the effective date of the customized software and commencement of customized service from Learningforce to EVCINC (The Guarantee Period) provided that Learningforce is not in default of any provision of this agreement and the acquisition of 51% of Learningforce stock by EVCINC is completed and closed before December 31, 1999. If the sum of the documented costs for the Guarantee Period does not total $700,000, then EVC shall pay to Learningforce on the fifteen day of the thirteenth month the difference between the guarantee and the total Margin Fees paid to Learningforce during the Guarantee Period if all other conditions as described in this agreement are met.

               5. Revenue to EVCINC In the event EVCINC does not make an equity investment in Learningforce, EVCINC shall be entitled to a fee of 30 % of all revenue generated by Learningforce for Learningforce fee-based advising and remediation services ("EVCINC Revenue Share").

               6. Executive management consulting services specifically requested of Michael Falk by EVCINC, including those services required in order for Learningforce to meet its obligations under this Agreement shall be provided by Mr. Falk to whatever extent required as his obligation as president of Learningforce in completing the required services of EVCINC. Mr. Falk's efforts on behalf of EVCINC and the timely completion of this agreement are the primary considerations for EVCINC to pay the five year licensing fee in advance and the reason for consideration of the acquisition of Learningforce by EVCINC. Mr. Falk shall consider EVCINC his highest priority and function accordingly.

V.   Confidentiality.

     A. On its part, Learningforce shall treat all information regarding EVCINC operations, corporate matters of which it may become knowledgeable in the course of the execution of the Agreement and non-public knowledge regarding its proprietary technology and other properties ("EVCINC Information") as confidential. Learningforce shall not disclose EVCINC Information to any other party, nor shall Learningforce sell or otherwise use the names of EVCINC students or potential students provided to Learningforce in order to provide the Services described in this Agreement in any way except as specifically directed by EVCINC for the execution of the provisions of the Agreement, or for joint marketing ventures which shall be set forth in such other written agreements as EVCINC and Learningforce may elect to jointly execute.

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


     B. On its part, EVCINC acknowledges that it has been informed that it is the policy of Learningforce to maintain as secret and confidential all software programs and systems heretofore or hereafter acquired, developed and/or used by Learningforce in the implementation of this Agreement, and that all such confidential information is of great value to Learningforce. EVCINC agrees that it shall not disclose, use, permit or cause to authorize any third parties to disclose or use, any such confidential information , or any other information relating to the business or interests of Learningforce which EVCINC knows is regarded as confidential and valuable to Learningforce, except as provided by this Agreement.

     C. In the event of a breach or threatened breach by either Party of the provisions of A. or B., above, the other Party shall be entitled to an injunction restraining the first from disclosing, in whole or in part, such information. With respect to any action for injunction or other equitable relief, the Parties agree that there is no adequate remedy at law for such a breach and the Parties agree not to assert such an equitable defense.

VI.  TERMINATION.

     A. Termination Without Cause by EVCINC In the event that EVCINC terminates this Agreement without cause, then:

          1. The License granted herein shall be revoked upon the effective date of termination and, commencing upon such date, EVCINC shall no longer have the right to utilize the Software, or any customizations made thereto by Learningforce as a result of this Agreement, and,

          2. EVC shall be entitled to a pro-rata refund for licensing and other fees paid in advance of the termination date. The formula used will be based on number of months used vs. total contract of 60 months.

     B. Termination without Cause by Learningforce will not be permitted.

     C. Termination for Cause. Either Party may terminate the Agreement for cause upon thirty (30) days prior written notice of termination (the "Notice") to the other, except that, within such thirty day period, the Party receiving such Notice has the opportunity to cure within 30 days. In such case as a cause is cured in a timely manner, the Agreement will continue in full force and effect. For the purposes of this Agreement, cause shall mean a material breach of this Agreement and a notice of default with specificity of the material breach shall be delivered to the other party by the accusing party.

          1. In the event that Learningforce fails to deliver ongoing services as detailed in this agreement, and in consideration of the five year licensing agreement paid in advance, if EVCINC terminates this Agreement for cause, the License granted herein shall remain in full force and effect throughout the stated term of this Agreement. Further, Learningforce shall be required to refund to EVCINC a pro rate portion of the License Fee as of the date of termination. The Software held in escrow will become the property of EVCINC.

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

          2. For Learningforce, cause to terminate would be considered to include, but not limited to, EVCINC not generating a minimum expenditure in any given calendar year equal to the guaranteed expenditure during the Guarantee Period. In such an event, 30 days shall be given to correct the situation. If the breach is not resolved within the time period either party can request immediate arbitration to resolve the breach.

VII.     Entire Agreement.
         ----------------

         This Agreement contains the entire understanding of the parties with respect of the subject matter hereof and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by both parties.

VIII.    Successors and Assigns.
         ----------------------

         Learningforce shall not assign , transfer, subcontract or otherwise dispose of all or any of its obligations under this Agreement, without the written consent of EVCINC.

IX.      Notices.
         -------

         Any notices required or permitted under this Agreement shall be in writing and effectively given upon personal delivery or upon deposit with the United States Postal Service, faxed, sent electronically or via next day mail service to the respective address set forth at the head of this Agreement or such other address as either party hereto may properly give to the other.

X.       Non-Waiver of Rights.
         --------------------

         The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provisions in accordance with the terms of this Agreement.

XI.      Severability.
         ------------

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

XII.     Governing Law.
         -------------

         All  matters   concerning  the  validity  and   interpretation  of  and
performance of this Agreement shall be governed by the laws of the State of New York .

XIII.    Dispute Resolution.
         ------------------

         Except for violations or threatened violations of Article V, which shall entitle a Party to seek immediate injunctive relief, neither party will file an action or institute legal proceedings

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

with respect to any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement until first complying with the following procedures:

          A. Good Faith Negotiation. The parties will hold a meeting ("Meeting"), attended by senior executives for both parties with decision-making power. During such Meeting, the parties will make good faith efforts to achieve an amicable means of resolution. Should the parties achieve a resolution to the dispute, such resolution shall be set out in writing in the form of a cure plan or settlement agreement, signed by an authorized signatory for each party.

          B. Arbitration. Any dispute or claim arising under or with respect to this Agreement shall be settled in accordance with the Commercial Rules of the American Arbitration Association (Association) before a single arbitrator selected in accordance with the procedures of the Association. The award of the arbitrator shall be final and binding upon the parties and any such award shall be entered as a judgment in any competent court having jurisdiction. The prevailing party in any such arbitration shall be entitled to the entry of an award of reasonable attorney fees and costs associated with said arbitration proceeding, including the reimbursement of the arbitrator fees in connection with the proceeding. The arbitration shall take place in New York City, New York, and the law of the State of New York shall apply

         IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

         LEARNINGFORCE, INC.

                Michael Falk                                President
         ----------------------------------             ------------------------
                 Printed Name                                    Title

         /s/    Michael Falk                               October 18, 1999
         ----------------------------------             ------------------------
                 Signature                                       Date


         EDUCATIONAL VIDEO CONFERENCING, INC.


            Dr. Arol I. Buntzman                            Chairman & CEO
         ----------------------------------             ------------------------
                 Printed Name                                    Title

         /s/ Dr. Arol I. Buntzman                              10/18/99
         ----------------------------------             ------------------------
                 Signature                                       Date


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